Exhibit 32
CERTIFICATION UNDER SECTION 906 OF
THE SARBANES-OXLEY ACT OF 2002
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned certifies in the capacity indicated below that this Annual Report on Form 10-K of HomeTrust Bancshares, Inc. (the “Company”) for the year ended June 30, 2023, fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended, and that information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods presented in the financial statements included in such report.

Date: September 11, 2023	/s/ C. Hunter Westbrook
C. Hunter Westbrook
President and Chief Executive Officer

Date: September 11, 2023	/s/ Tony J. VunCannon
Tony J. VunCannon
Executive Vice President, Chief Financial Officer, Corporate Secretary and Treasurer
This certification accompanies this periodic report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.